UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 8, 2003
Date of Report (Date of earliest event reported)

SABRE HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware

1-12175

75-2662240

(State or other jurisdiction of incorporation)

(Commission File No.)

(IRS Employer Identification No.)

3150 Sabre Drive
Southlake, Texas 76092
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (682) 605-1000

Not applicable.
(Former name or former address, if changed since last report.)

Item 9.    Regulation FD Disclosure

On April 8, 2003, Sabre Holdings Corporation (the “Company”) issued the news release attached hereto as Exhibit 99.1 (“news release”).

The news release describes the Company’s financial results for the quarter ended March 31, 2003.

Item 12.  Results of Operations and Financial Condition

The information under this caption is furnished by the Company under Item 9 in place of Item 12 of Form 8-K in accordance with interim guidance provided by the Securities and Exchange Commission in Release No. 33-8216 issued March 27, 2003.

The news release describes the Company’s financial results for the quarter ended March 31, 2003.  In the news release, the Company utilized non-GAAP financial measures to describe earnings per share and first-quarter revenue.  The Company’s management believes that excluding the non-GAAP special items described in the attached news release from its earnings per share and revenue estimates is meaningful to investors because these estimates provide a measure of the cash-generating nature of the on-going business by removing items that do not represent the on-going costs of doing business.  The Company’s management uses these adjusted earnings and revenue measures for the same purpose.

Exhibit(s)

Exhibit	Description
99.1	News release issued by Sabre Holdings Corporation on April 8, 2003.

All of the information furnished in this report and the accompanying exhibit(s) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SABRE HOLDINGS CORPORATION

	By:	/s/ James F. Brashear
	Name:	James F. Brashear
	Title:	Corporate Secretary
Date: April 8, 2003

EXHIBIT INDEX

Exhibit 99.1:  News release issued by Sabre Holdings Corporation on April 8, 2003.